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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 2-81717, 2-86961, 2-92193, 33-25635, 33-43005,
33-44858, 33-58622, 33-58624, 33-59717, 33-55057 of National Data Corporation of
our report dated March 28, 1996 relating to the financial statements of MasterCard Automated Point-of-Sale Program (An organizational unit of MasterCard International Incorporated), which appears in the Current Report on Form 8-K of National Data Corporation dated April 1, 1996.




Price Waterhouse LLP
April 15, 1996